Exhibit 32.2
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)
I, Jeff Swinoga, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of Golden Star Resources Ltd, certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2012 of Golden Star Resources Ltd. that:
(1) The Annual Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained and incorporated by reference in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Golden Star Resources Ltd.

/s/ Jeff Swinoga
Jeff Swinoga
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
March 4, 2013